Exhibit 99.4

Pro Forma Condensed Combined Balance Sheet and Statement of Operations for Streamline Health Solutions, Inc. and Meta Technology, Inc. as of July 31, 2012 and January 31, 2012

The following unaudited pro forma condensed financial statements are presented to illustrate the effect on the historical financial position and operating results as a result of the acquisition of Meta Health Technology, Inc. (“Meta”) by Streamline Health Solutions, Inc. (“the Company”). The unaudited pro forma condensed financial statements also give effect to events that are directly attributable to the acquisition and are factually supportable, including the debt financing transaction with Fifth Third Bank, used to finance the acquisition.

The following two unaudited pro forma condensed combined statements of operations are presented using the Company’s results for the year ended January 31, 2012 and the six months ended July 31, 2012, and Meta’s results for the year ended December 31, 2011 and the six months ended June 30, 2012. Interpoint Partners, LLC operations from December 7, 2011 to January 31, 2012 are reflected in the historical column of Streamline Health Solutions, Inc. The unaudited condensed combined pro forma statements of operations present the pro forma adjustments as if the acquisition had occurred on February 1, 2011 and the unaudited pro forma condensed combined balance sheet is presented on a pro forma basis as to give effect to the completed acquisition as if it had occurred on July 31, 2012.

The following unaudited pro forma condensed combined balance sheet is presented using the Company’s condition as of July 31, 2012 and Meta’s as of June 30, 2012. There have been no unusual events or transactions related to Meta for the one month period ended July 31, 2012 which would require disclosure in the pro forma condensed combined financial statements.

The pro forma financial statements have been prepared using the acquisition method of accounting under Generally Accepted Accounting Principles, which is subject to change and interpretation. Streamline Health Solutions, Inc. has been treated as the acquirer in the completed acquisition for accounting purposes. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial statements.

Acquisition accounting is dependent upon certain valuations and other studies that have not yet been completed. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of preparing the pro forma financial statements and are based on preliminary information available at the time of the preparation of this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements do not reflect any cost savings or other synergies that the combined company may achieve as a result of the completed acquisition or the costs to integrate the operations of the Company and Meta or the cost necessary to achieve these cost savings and other synergies. The effects of the foregoing items could, individually or in the aggregate, materially impact the pro forma financial statements.

The following unaudited pro forma condensed combined financial statements, or the “pro forma financial statements” were derived from and should be read in conjunction with:

(i)	the annual report on Form 10-K of Streamline Health Solutions, Inc. for the fiscal year ended January 31, 2012;

(ii)	the quarterly report on Form 10-Q of Streamline Health Solutions, Inc. for the quarter and six months ended July 31, 2012;

(iii)	the Meta Health Technology, Inc. audited financial statements for the year ended December 31, 2011, and 2010 including the notes therein;

(iv)	the Meta Health Technology, Inc. unaudited balance sheets as of June 30, 2012 and 2011, the related statement of operations for the six month periods and the cash flow statements for the six months ended June 30, 2012 and 2011, including the notes therein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 31, 2012

	(A) Streamline	(B)
	Health	Meta Health			(C)	(A) + (B) +(C)
	Solutions, Inc.	Technology			Meta	Pro Forma
	As Reported	As Reported			Pro Forma	Combined
	July 31, 2012	June 30, 2012			Adjustments	(D)
Assets

Current assets:
			(d	)	$12,000,000
			(b	)	9,289,415
Cash and cash equivalents	$4,071,522	$872,349	(a	)	(12,918,866)	$13,314,420
Marketable securities	—	4,763,790	(a	)	(4,763,790)	—
Accounts receivable	2,290,052	2,912,462			—	5,202,514
Contract receivables	339,025	—			—	339,025
Allowance for doubtful accounts	(100,000)	—			—	(100,000)
Prepaid hardware and third party software for future delivery	22,777	—			—	22,777
Prepaid client maintenance contracts	941,751	—			—	941,751
Other prepaid assets	594,735	37,274			—	632,009
Prepaid income taxes	—	299,605			—	299,605
Deferred income taxes	167,000	—			—	167,000

Total current assets	8,326,862	8,885,480			3,606,759	20,819,101

Property and equipment:
Computer equipment	3,285,529	—			—	3,285,529
Computer software	2,187,854	—			—	2,187,854
Office furniture, fixtures and equipment	756,375	958,417	(a	)	(824,472)	890,320
Leasehold improvements	667,000	137,086	(a	)	(110,660)	693,426

	6,896,758	1,095,503			(935,132)	7,057,129
Accumulated depreciation and amortization	(5,594,952)	(935,132)	(a	)	935,132	(5,594,952)

Total property and equipment	1,301,806	160,371			—	1,462,177

Contract receivables, less current portion	168,546	—				168,546
Security deposits	—	48,095			—	48,095
Capitalized software development, net of accumulated amortization of $16,027,630	9,577,781	—			—	9,577,781
			(e	)	—
Deferred loan and acquisition costs	302,097	—			(195,615)	106,482
Intangible assets, net	392,348	—	(a	)	10,412,000	10,804,348
Goodwill and indefinite intangible assets	4,060,504	—	(a	)	9,781,952	13,842,456
Other assets, including deferred income taxes of $711,000	946,073	—			—	946,073

Total non-current assets	16,749,155	208,466			19,998,337	36,955,958

Total assets	$25,076,017	$9,093,946			$23,605,096	$57,775,059

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$711,029	575,540			—	$1,286,569
Accrued compensation	997,080	—			—	997,080
Accrued other expenses	1,039,256	—	(e	)	902,694	2,018,006
			(c	)	76,056
Contingent consideration for earn-out	1,232,720	—			—	1,232,720

Income taxes payable	—	496,573			—	496,573
Deferred revenues	5,368,738	4,959,630	(a	)	(638,985)	9,689,383

Total current liabilities	9,348,823	6,031,743			339,765	15,720,331

Long-term liabilities:
			(b	)	(590,585)
			(b	)	14,000,000
Term loan	4,120,000	—	(b	)	(4,120,000)	13,409,415
Lease incentive liability, less current portion	41,870	—			—	41,870

			(d	)	(1,933,838)
			(e	)	(344,662)
Convertible subordinated note payable	—	—	(d	)	5,699,577	3,421,077
Other non-current liabilities	—	152,484			—	152,484

Total liabilities	13,510,693	6,184,227			13,050,257	32,745,177

Stockholders’ equity:
			(e	)	(599,141)
Series A 09, Convertible Redeemable Preferred stock, $.01 par value; 5,000,000 shares authorized, no shares issued	—	—	(d	)	3,860,171	3,261,030
Common stock, $.01 par value; 25,000,000 shares authorized; 10,053,980 shares issued and outstanding	121,447	3,106	(a (a	) )	(3,106 3,931)	125,378
			(e	)	(154,506)
			(d	)	2,685,974
			(d	)	1,688,116
			(a	)	(974,903)
Additional paid in capital	41,882,312	974,903	(a	)	1,496,069	47,597,965
Treasury stock	—	(68,786)	(a	)	68,786	—
			(c	)	(76,056)
			(a	)	4,560,000
Retained earnings (deficit)	(30,438,435)	1,611,484			(1,611,484)	(25,954,491)
Accumulated other comprehensive income	—	389,012			(389,012)	—

Total stockholders’ equity	11,565,324	2,909,719			10,554,839	25,029,882

Total liabilities and stockholders’ equity	$25,076,017	$9,093,946			$23,605,096	$57,775,059

See Accompanying Introduction and Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 31, 2012

Description of Transaction

On August 16, 2012, the Company closed the acquisition of substantially all of the outstanding stock of New York City—based Meta Health Technology, Inc. The Company paid a total purchase price of $15 million, consisting of $14.4 million in cash and the issuance of shares of the Company's common stock having an agreed upon value of $1.5 million. As of August 30, 2012, the Company has acquired the remaining shares of Meta Health Technology, Inc. In conjunction with the acquisition, on August 16, 2012, the Company amended its previous Subordinated Credit Agreement and Senior Credit Agreement with Fifth Third Bank, whereby Fifth Third Bank provided the Company with a $5 million senior term loan and a $9 million subordinated term loan, a portion of which was used to refinance the previously outstanding $4.1 million subordinated term loan. The proceeds of these loans were used to finance the cash portion of the acquisition purchase price and to cover any additional operation costs as a result of the acquisition.

In a separate transaction, on August 16, 2012, the Company completed a $12 million debt and equity financing with affiliated funds and accounts of Greenwich-based Great Point Partners, LLC and Atlanta-based Noro-Moseley Partners VI, L.P and another private investor. The equity investment consisted of the Company issuing 2,416,785 shares of a new Series A 0% Convertible Preferred Stock at $3.00 per share ("the Preferred Stock"), warrants exercisable for up to 1,200,000 shares of the Company's common stock at an exercise price of $3.99 per share ("the Warrants") and Convertible Subordinated Notes in the aggregate principal amount of $5,699,577, which, upon stockholder approval, convert into 1,583,220 shares of the Preferred Stock. The Warrants may be exercised at any time during the period beginning on February 17, 2013 until 5 years from such initial exercise date.

Basis of Presentation

The pro forma financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board's Accounting Standards Codification (ASC) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair value as of the date the acquisition was completed. ASC 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Streamline Health Solutions, Inc. may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect the Company's intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgement to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, acqusition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total advisory, legal, regulatory and valuation costs expected to be incurred by the Company are estimated to be approximately $621,214. $545,148 of these amounts have been paid or accrued in the six months ended July 31, 2012, and therefore, the remaining amount of these costs for the Company are reflected in the unaudited pro forma condensed combined balance sheet as an accrual and a reduction to retained earnings. In addition, $590,583 of debt re-financing costs will be capitalized and will be amortized over the life of the debt and equity financing of 24 months. The $1,098,309 transaction costs related to the debt and equity financing were allocated between the liability and equity components based on the proportion that each component represents of total proceeds of issuance.

(a)	To reflect the allocation of purchase consideration for the Meta Health acquisition and elimination of historical equity accounts.

Purchase price includes:
Cash, at closing	$14,400,000
Working capital adjustment	(1,481,134)

Net cash at closing	12,918,866

Value of common stock issued	1,500,000

Total purchase price	$14,418,866

The number of shares of common stock issued are based on the closing price as of August 16, 2012 of $3.82 per share.

Marketable securities were liquidized and distributed to shareholders prior to the acquisition.

Number of shares issued was 393,086.

The following reconciles the net assets of Meta Health at June 30, 2012, to the amount acquired in the completed acquisition:

	Historical BV	Adjustment	Assumed
Cash	$872,349	$—	$872,349
Marketable securities	4,763,790	(4,763,790)	—
Accounts receivable	2,912,462	—	2,912,462
Prepaid assets	37,274	—	37,274
Prepaid income taxes	299,605	—	299,605
Property and equipment	160,371	—	160,371
Security deposits	48,095	—	48,095
Accounts payable & accrued expenses	(575,540)	—	(575,540)
Income taxes payable	(496,573)	—	(496,573)
Deferred revenue	(4,959,630)	638,985	(4,320,645)
Other non-current liabilities	(152,484)	—	(152,484)

Total	$2,909,719	$(4,124,805)	$(1,215,086)

Net working capital	$(1,271,068)
PP&E	160,371
Deposit	48,095
Other non-current liabilities	(152,484)
Supplier agreements	1,582,000
Customer Relationships	4,464,000
Non-compete	720,000
Software	3,646,000
Tradename	1,588,000
Deferred income tax liabilities(1)	(4,560,000)
Goodwill	8,193,952

Consideration to be transferred	$14,418,866

(1)	The deferred income tax liabilities adjustment relates to the release of the valuation allowance through the income statement.

As part of the purchase agreement, the seller agreed to leave a certain amount of working capital, to be netted against cash consideration, calculated as the difference between cash on hand plus accounts receivable before adjustments allowances and prepaid assets, less accounts payable, accrued liabilities net of adjustments to vacation accruals and deferred revenue, (adjusted for revenue from one distinct customer in the amount of $170,000). The working capital as of June 30, 2012 was as follows:

Cash	$872,349
Accounts receivable	3,071,711
Prepaid assets and other	85,368
A/P and accrued liab.	(720,932)
Deferred revenue	(4,789,630)

Net working capital	$(1,481,134)

(b)	To record term loans used to finance the cash portion of the Meta acquisition. The term loans required the Company to re-finance the original subordinated term loan issued as part of a previous acquisition

Term loan cash proceeds	$14,000,000
Less: re-financed subordinated term loan	(4,120,000)
Loan fees	(805,500)
Unpaid success fee	214,915

Net cash proceeds from term loan	$9,289,415

The deferred costs associated with the term loan are as follows:

Deferred loan cost from original:
Subordinated term loan	$106,482	Capitalized as part of Interpoint acquisition
Loan success fee	485,083
Debt re-financing fees	105,500

Total deferred loan costs	$697,065

These cost will be amortized over the two year term of the loan.

In addition, the remaining success fee of $214,915, on the previous term loan, is accrued until paid.

(c)	To reflect the non-recurring costs associated with the Meta acquisition:

Legal fees	$43,804
Accounting/audit fees	142,410
Other advisor fees	435,000

Total	621,214

Amount paid and expensed prior to July 31, 2012	545,158

Amount to be accrued at July 31, 2012	$76,056

(d)	To record the $12,000,000 debt and equity financing and the issuance of 1,200,000 warrants to purchase preferred shares. The financing consisted of the issuance of convertible redeemable preferred stock and convertible subordinated notes to be converted upon shareholder approval, and common stock warrants.

The allocation of equity transaction is as follows:

	Aggregate Fair	Shares	Allocation of
	Value	Issued	Proceeds	Face Value
Common stock warrants	$2,555,022	1,200,000	$1,688,116	$—
Convertible redeemable preferred shares	9,907,820	2,416,785	6,546,145	7,250,355
Convertible subordinated note	5,699,577	—	3,765,739	5,699,577

	$18,162,419		$12,000,000	$12,949,932

The common stock warrants are recorded based on the allocated value of the proceeds, the convertible subordinated note is recorded based on its face value less the difference between the face value and the allocated proceeds, and the preferred shares are recorded based on allocated proceeds less the beneficial conversion feature.

The beneficial conversion feature was determined as follows:

Allocated proceeds to preferred shares		$6,546,145
Face value of preferred shares	$7,250,355
No. of shares holder is entitled to upon conversion	2,416,785	2,416,785
Conversion price	$3.00
Effective price of preferred shares (Allocated proceeds divided by shares holder is entitled upon conversion)		$2.71

Price of common stock at committment date		3.82
Difference - beneficial conversion price		$1.11
Multiplied by number of shares		2,416,785

Beneficial conversion feature		$2,685,974

The convertible subordinated note is recorded at its face value, with a discount on the note recorded as the difference between the face value and the allocated proceeds amount.

(e)	To reflect the non-recurring costs associated with the debt and equity financing:

Legal fees	$276,624
Other advisor fees	821,685

Total	1,098,309
Amount paid and capitalized prior to July 31, 2012	195,615

Amount to be accrued at July 31, 2012	$902,694

These costs were allocated between the liability and equity components as follows:

Additional paid in capital	$154,506
Discount on preferred shares	599,141
Discount on convertible notes	344,662

$1,098,309

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Twelve Months Ended January 31, 2012

		(B)			(C)	(D)			(E)
	(A)	Interpoint			Interpoint	Meta Health			Meta Health	(A) + (B) +(C) + (D) + (E)
	Streamline	Partners, LLC			Partners, LLC	Technology, Inc.			Technology, Inc.	Pro Forma
	As Reported	Feb 1, 2011-			Pro Forma	As Reported			Pro Forma	Combined
	Jan 31, 2012	Dec 6, 2011(1)			Adjustments	Dec 31, 2011			Adjustments	(D)
Revenue	$17,116,208	$1,448,616			$—	$7,100,804			$—	$25,665,628

Operating expenses:
Cost of sales	8,884,002	377,273			—	1,894,298			—	11,155,573
			(h	)	(9,000)
			(g	)	65,625
			(f	)	332,786
Selling, general and administrative	6,577,101	2,218,905	(e	)	91,660	3,048,472	(o	)	1,655,490	13,981,039
Product research and development	1,408,749	—			—	1,773,138			—	3,181,887

Total operating expenses	16,869,852	2,596,178			481,071	6,715,908			1,655,490	28,318,499

Operating profit (loss)	246,356	(1,147,562)			(481,071)	384,896			(1,655,490)	(2,652,871)

							(p	)	(710,671)
			(d	)	(200,000)		(q	)	(673,384)
			(c	)	(412,000)		(l	)	(274,995)
			(b	)	56,207		(k	)	(1,836,500)
Interest Expense	(178,524)	(388,693)	(a	)	388,693	(4,330)	(j	)	494,400	(3,739,797)
Other Income (expense), net	(30,943)	—			—	160,322			—	129,379
Tax (provision) benefit	(24,315)	—			—	(101,875)			—	(126,190)

Net earnings (loss)	$12,574	$(1,536,255)			$(648,171)	$439,013			$(4,656,640)	$(6,389,479)

Less: deemed dividends on Preferred Shares	—	—			—	—	(m	)	(718,885)	(718,885)

Net earnings (loss) attributed to common shareholders	12,574	(1,536,255)			(648,171)	439,013			(5,375,525)	(7,108,364)

Basic Loss per common share	$0.00									$(0.69)

Number of shares used in Basic per share computation	9,887,841								393,086	10,280,927

Diluted Loss per common share	$0.00									$(0.69)

Number of shares used in Diluted per share computation	9,899,073									10,280,927

(1)	Interpoint Partners, LLC operations from December 7, 2011 to January 31, 2012 are reflected in the historical column of Streamline Health, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Six Months Ended July 31, 2012

	(A)	(B)
	Streamline	Meta Health			(C)	(A) + (B) +(C)
	Health Solutions, Inc.	Technology, Inc.			Meta	Pro Forma
	As Reported	As Reported			Pro Forma	Combined
	July 31, 2012	June 30, 2012			Adjustments	(D)
Revenue	$10,494,187	$4,960,181			$—	$15,454,368

Operating expenses:
Cost of sales	5,004,897	972,782			—	5,977,679
			(o	)	827,745
Selling, general and administrative	3,873,965	1,961,806	(n	)	(545,158)	6,118,358
Product research and development	967,205	1,107,896			—	2,075,101

Total operating expenses	9,846,067	4,042,484			282,587	14,171,138

Operating profit (loss)	648,120	917,697			(282,587)	1,283,230

			(p	)	(506,015)
			(q	)	(372,902)
			(l	)	(153,733)
			(k	)	(918,250)
Interest expense	(599,018)	—	(j	)	247,200	(2,302,718)
Other income (expense), net	12,257	64,889				77,146
Tax (provision) benefit	(33,000)	(285,984)				(318,984)

Net Earnings (Loss)	$28,359	$696,602			$(1,986,287)	$(1,261,326)

Less: Deemed Dividends of Preferred Shares			(m	)	(416,853)	(416,853)

Net earnings (loss) attributed to common shareholders					$(2,403,140)	$(1,678,179)

Basic earnings (loss) per common share	$0.00					$(0.15)

Number of shares used in Basic per share computation	10,817,214				393,086	11,210,300

Diluted Loss per common share	$0.00					$(0.15)

Number of shares used in Diluted per share computation	10,936,752					11,210,300

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended January 31, 2012 and the six months ended July 31, 2012

On December 7, 2011 the Company signed a definitive asset purchase agreement to purchase substantially all of the assets of Interpoint for $2,000,000 in cash and a $3,000,000 convertible note, prior to earn-out adjustments, at $2.00 per share. Additionally, the Agreement provides for a contingent earn-out payment in convertible subordinated notes based on Interpoint’s financial performance for the 12 month period beginning six months after closing and ended 12 months thereafter. The earn-out payment is calculated as 2 times current IPP client revenue and revenue for client contracts signed during the earn-out period plus one times revenue for the Company clients who signed a contract for IPP services during that period. As part of the acquisition, the Company assumed certain accounts payable and accrued liabilities as of the closing date

Interpoint Partners, LLC Pro Forma Condensed Combined Statement of Operations Adjustments:

(a)	To eliminate the historical interest expense of IPP as debt was not assumed as part of the acquisition

Y/E 1/31/12
$388,693

(b)	To eliminate historical interest expense of Streamline Health for $1,250,000 revolving line of credit paid off as part of closing of term loan agreement; the interest rate on the line of credit was approximately 3.5%

Y/E 1/31/12
$56,207

(c)	To record interest expense for term loan used to pay cash proceeds of IPP acquisition

Y/E 1/31/12
$4,120,000 at 12% interest annually	$412,000

(d)	To record interest on convertible subordinated note issued to IPP sellers as part of purchase price

Y/E 1/31/12
$3,000,000 convertible subordinated note at 8% interest annually	$200,000

(e)	To adjust salaries of two IPP employees according to new employment contracts signed as part of acquisition and signing bonus of $50,000 each

		Y/E 1/31/12
New contract annual salary	$150,000	$91,660

Historical annual salary	125,000

Annual difference	$25,000

Ten month difference	$20,830

Signing bonus	$50,000

(f)	To record amortization of IPP identifiable intangible assets as follows:

	Amount	Useful life
Customer relationships	$413,000	10 years
Covenants not to compete	7,000	1/2 year
Internally developed software	1,628,000	5 years
Trade name	21,000	N/A
Goodwill	4,039,100	N/A

Total	$6,108,100

The amortization of the customer relationships intangible asset and internally developed software intangible asset was calculated using the estimated economic benefit of the cash flows for those respective intangible assets over their estimated useful lives, which results in an accelerated amortization rather than amortization on a straight-line basis.

Amortization expense over the next five years is expected to be as follows:

Year ended January 31,	2012	$399,343
	2013	444,075
	2014	443,598
	2015	365,057
	2016	289,270

Y/E 1/31/12
Amortization expense	$332,786

(g)	To record amortization of deferred loan costs over the two year term of the term loan

Y/E 1/31/12
Deferred loan costs	$157,500	$65,625

Y/E 1/31/12
(h) To remove transaction costs accrued as of November 30, 2011	$9,000

(i)	The Company did not record any tax effects when estimating the impact of the IPP acquisition due to net operating loss carryforwards

Meta Health Technology, Inc. Pro Forma Condensed Combined Statement of Operations Adjustments:

(j)	To remove historical interest expense on term loan re-financed as part of acquisition

	Y/E 1/31/12	YTD 7/31/12
$ 4,120,000 at 12% annually	$(494,400)	$(247,200)

(k)	To record interest expense on the $5,000,000 senior term loan and the $9,000,000 subordinated term loan used to finance the Meta Health Technology acquisition and the commitment fee on the $5,000,000 re-financed revolving line of credit:

	Y/E 1/31/12	YTD 7/31/12
$ 5,000,000 term loan at Libor plus 5.5%	$286,500	$143,250
$ 9,000,000 term loan at 10% plus 7% success fee	1,530,000	765,000
$ 5,000,000 Revolver with 0.4% commitment fee	20,000	10,000

Total Interest expense	$1,836,500	$918,250

(l)	To record amortization of debt issuance costs related to the debt refinancing:

		Y/E 1/31/12	YTD 7/31/12
Total debt issuance costs	$ 590,583 (24 month amortization)
	Amortization of debt issuance costs	$274,995	$153,733

(m)	To record accretion of convertible redeemable preferred shares discount

	Y/E 1/31/12	YTD 7/31/12
Deemed dividends	$718,885	$416,853

(n)	To remove historical transaction related expenses

	Y/E 1/31/12	YTD 7/31/12
Transaction expense	$—	$(545,158)

(o)	To record the Meta Health identifiable intangible assets as follows:

	Amount	Useful life
Supplier agreements	$1,582,000	5 years
Customer relationships	4,464,000	10 years
Non-compete agreements	720,000	5 years
Internally developed software	3,646,000	5 years
Trade name	1,588,000	N/A
Goodwill	8,193,952	N/A

Total	$20,193,952

The amortization of the customer relationships intangible asset and internally developed software was calculated using the economic benefit of the cash flows of that intangible asset over its estimated useful life, which results in an accelerated amortization rather than amortization on a straight-line basis.

Amortization expense over the next five years is expected as follows:

Year ended January 31,	2013	$1,727,211
	2014	$1,710,514
	2015	$1,707,703
	2016	$1,667,914
	2017	$1,631,118

	Y/E 1/31/12	YTD 7/31/12
Amortization expense	$1,655,490	$827,745

(p)	To record the amortization of the convertible subordinated note discount over the period from the issue date to the maturity date. The amortization expense was calculated using the effective interest method.

	Y/E 1/31/12	YTD 7/31/12
Amortization of debt discount	$710,671	$506,015

(q)	To record interest on convertible subordinated note issued as part of the debt and equity financing

Interest is payable 30 days in arrears, with 6% of interest due in cash, and 6% compounded over the life of the note. Interest was calculated using the effective interest method.

	Y/E 1/31/12	YTD 7/31/12
Interest expense	$673,384	$372,902